Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Virios Therapeutics, Inc. (the "Company") of our report dated March 18, 2022, with respect to the financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

March 18, 2022